Exhibit 10.1

Execution Copy

COLLATERAL AGREEMENT

dated as of March 31, 2016

made by

REX ENERGY CORPORATION

and

EACH OF THE OTHER GRANTORS (AS DEFINED HEREIN)

in favor of

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee

(Continued)

-i-

(Continued)

-ii-

(Continued)

-iii-

(Continued)

SCHEDULES:

1	Notice Addresses
2	Investment Property
3	Perfection Matters
4	Location of Jurisdiction of Organization and Chief Executive Office
5	Inventory and Equipment Locations
6	Intellectual Property
7	Receivables from Government Authorities

ANNEXES:

I	Form of Acknowledgment and Consent
II	Form of Assumption Agreement
III	Form of Supplement

-iv-

THIS COLLATERAL AGREEMENT (this “Agreement”), dated as of March 31, 2016 made by Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Company”), Rex Energy I, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (“Rex Energy I”), Rex Energy Operating Corp., a corporation duly formed and existing under the laws of the State of Delaware (“Rex Energy Operating”), PennTex Resources Illinois, Inc., a corporation duly formed and existing under the laws of the State of Delaware (“PennTex Resources Illinois”), Rex Energy IV, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (“Rex Energy IV”), R.E. Gas Development, LLC, a limited liability company formed and existing under the laws of the state of Delaware (“R.E. Gas”) (the Company, Rex Energy I, Rex Energy Operating, PennTex Resources Illinois, Rex Energy IV, R.E. Gas and any other Person that becomes a party hereto from time to time after the date hereof, the “Grantors”), in favor of Wilmington Savings Fund Society, FSB, as trustee (in such capacity, together with its successors in such capacity, the “Trustee”) for the benefit of the Secured Parties (as hereinafter defined).

R E C I T A L S

A. The Grantors have entered into that certain Indenture, dated as of March 31, 2016 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Company, the guarantors party thereto, and Trustee, on behalf of the holders (the “Holders”) of the Notes (as defined below) providing for the issuance of up to $633,657,047 in the aggregate principal amount of the Company’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (the “Notes”).

B. Each Grantor (other than the Company) has jointly and severally guaranteed on a senior secured basis the payment when due of all Obligations (as hereinafter defined) owed to the Holders under the Indenture.

C. The Grantors are entering into this Agreement in order to grant to the Trustee for the benefit of itself and the other Secured Parties a security interest in the Collateral (as hereinafter defined) to secure the payment and performance in full when due of the Obligations.

D. Each Grantor will derive substantial direct and indirect benefit from the execution, delivery and performance of their Obligations under the Indenture, the Notes, and the other Note Documents from time to time, and each is, therefore, willing to execute and deliver this Agreement.

Now, therefore, in consideration of the premises herein and to induce the Holders to purchase the Notes, each Grantor agrees with the Trustee, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein have the meanings given to them in the Indenture and all uncapitalized terms which are defined in the UCC (as defined herein) on the date hereof are used herein as so defined.

(b) The following terms are used herein as defined in the UCC on the date hereof: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(c) The following terms have the following meanings:

“Acknowledgment and Consent” means an Acknowledgment and Consent substantially in the form attached hereto as Annex I.

“Agreement” means this Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex II.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Collateral” has the meaning assigned such term in Section 3.01.

“Collateral Account” means any collateral account established by the Trustee as provided in Section 6.01 or Section 6.04.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means the collective reference to (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office and (b) the right to obtain all renewals thereof.

“Deposit Account” has the meaning given such term in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of First Lien Priority Obligations” has the meaning set forth in the Intercreditor Agreement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.

“First Lien Documents” has the meaning given to such term in the Intercreditor Agreement.

“First Lien Obligations” has the meaning given to such term in the Intercreditor Agreement.

“Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests of any Foreign Subsidiary.

“Grantor Claims” has the meaning assigned to such term in Section 8.01.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Intercreditor Agreement” has the meaning set forth in Section 9.16(a).

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9.102(a)(49) of the UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Securities”) and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities.

“Issuers” means the collective reference to each issuer of any Investment Property.

“LLC” means, with respect to any Grantor, each limited liability company described or referred to in Schedule 2 in which such Grantor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company and the other Grantors (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Secured Documents, in each case, whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Company pursuant to the terms of any of the Secured Documents).

“Partnership” means, with respect to any Grantor, each partnership described or referred to in Schedule 2 in which such Grantor has an interest.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any thereof referred to in Schedule 6.

“Patents” means the collective reference to (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 6 and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged LLC Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a member of all LLCs and all right, title and interest of such Grantor in, to and under the LLC Agreements; provided that the term Pledged LLC Interests shall not include any Excluded Collateral.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Partnership Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a limited or general partner in all Partnerships and all right, title and interest of such Grantor in, to and under the Partnership Agreements; provided that the term Pledged Partnership Interests shall not include any Excluded Collateral.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement), together with any other Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder; including, but not limited to, all Pledged LLC Interests and Pledged Partnership Interests related thereto; and (b) the certificates or instruments, if any, representing (i) such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all books and records relating to any of the Property referred to in this definition; provided that the term Pledged Securities shall not include any Excluded Collateral.

“Proceeds” means all “proceeds” as such term is defined in the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Secured Documents” means the collective reference to the Indenture, the other Note Documents, and any other document made, delivered or given in connection with any of the foregoing.

“Secured Parties” means the collective reference to the Trustee and the Holders.

“Securities Act” means the Securities Act of 1933, as amended.

“Supplement” means a Supplement substantially in the form attached hereto as Annex III.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 6 and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, refer to such Grantor’s Collateral or the relevant part thereof.

Section 1.03 Rules of Interpretation. Section 1.02 of the Indenture is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

[Reserved.]

ARTICLE III

Grant of Security Interest

Section 3.01 Grant of Security Interest. Each Grantor hereby pledges, and collaterally assigns and transfers to the Trustee, and hereby grants to the Trustee for the ratable benefit of the Secured Parties, a continuing security interest in and lien on, all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c) all Commercial Tort Claims (including, without limitation, with respect to the matters set forth on Schedule 3);

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles (including, without limitation, all rights in and under Swap Agreements);

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all other Property not otherwise described above (except for the Excluded Collateral and any Property specifically excluded from any defined term used in any clause of this Section);

(o) all books and records pertaining to the Collateral; and

(p) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, notwithstanding anything to the contrary contained herein, “Collateral” shall not include, and this Agreement shall not constitute a grant of a security interest in: (a) any property to the extent that such grant of a security interest is prohibited by any applicable law or regulation of a Governmental Authority to which such Grantor or its property is subject, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any license or contract evidencing or giving rise to such property, except to the extent that the term in such law, regulation, license or contract providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; (b) any deposit accounts (i) exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Grantor’s employees or (ii) exclusively holding deposits made by any purchasers of Hydrocarbons in contemplation of the sale of such Hydrocarbons; (c) any Vehicles; (d) 34% of the Foreign Subsidiary Voting Stock in each direct Foreign Subsidiary of such Grantor that is a “controlled foreign corporation” under the Code; or (e) Equity Interests in each of RW Gathering, LLC, Charlee Brown II Limited Partnership and L&B Air LLC so long as such entity is not a wholly-owned subsidiary of a Grantor (collectively, “Excluded Collateral”). For the avoidance of doubt, notwithstanding clauses (a), (b), (c), (d) and (e) of the preceding sentence, “Collateral” shall include (and therefore, the following shall not constitute Excluded Collateral) (i) all Equity

Interests in Subsidiaries of the Company (other than the Equity Interests described in clause (e) to the extent set forth therein) and (ii) the right to any distributions (whether periodic or in liquidation or dissolution) with respect to any Equity Interests, including, without limitation, limited partnership interests or limited liability company member interests.

Section 3.02 Transfer of Pledged Securities. Subject to the Intercreditor Agreement, all certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Trustee or a Person designated by the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Trustee. Notwithstanding the preceding sentence, at the Trustee’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Trustee to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Trustee otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, subject to the Intercreditor Agreement, the Trustee shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights of the relevant Grantor specified in Section 6.03. In addition, during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE IV

Representations and Warranties

To induce the Trustee to enter into the Indenture and to induce the Holders to purchase their respective Notes, the Company and, solely with respect to itself and as applicable, each other Grantor hereby represents and warrants to the Trustee and each Secured Party that as of the Issue Date:

Section 4.01 [Reserved.]

Section 4.02 Title; No Other Liens. Except for the security interest granted to the Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture, and such as shall be terminated substantially contemporaneous with the consummation of the Transactions. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Note Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Trustee and each Holder understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Trustee to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

Section 4.03 Perfected Second Priority Liens. Subject to Liens securing the First Lien Obligations and other Liens permitted to be senior to the security interests granted hereunder pursuant to the terms of the First Lien Documents, the Intercreditor Agreement and the Indenture, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Trustee in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral which may be perfected by filing or such other action in favor of the Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted pursuant to Section 4.08 of the Indenture.

Section 4.04 Grantor Information. On the date hereof, the correct legal name of such Grantor, all names and trade names that such Grantor has used in the last five years, such Grantor’s jurisdiction of organization and each jurisdiction of organization of such Grantor over the last five years, such Grantor’s organizational number (if any), taxpayer identification number, and the location(s) of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, over the last five years are specified on Schedule 4. Such Grantor has furnished to the Trustee a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

Section 4.05 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5, other than Inventory or Equipment of an inconsequential value or nature or that is in transit to a purchaser or to one or more of the locations listed in Schedule 5.

Section 4.06 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 4.07 Investment Property.

(a) As of the date hereof, the Pledged Securities required to be pledged hereunder and under the Indenture by such Grantor are listed in Schedule 2. The shares of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor which is a Domestic Subsidiary of such Grantor and no more than 66% of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor which is a Foreign Subsidiary. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Liens permitted pursuant to the Indenture, and has rights in or the power to transfer the Investment Property in which a Lien is granted by it hereunder, free and clear of any Lien except for the Liens permitted pursuant to the Indenture.

(b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest or the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict: (i) the grant of a security interest in the Pledged LLC Interests or the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests or the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests or the Pledged Partnership Interests as provided for herein and otherwise as required by then applicable law, a transferee or assignee of a membership interest or a partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof to the extent immediately theretofore held by the assignor or transferor, as the case may be, and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member or partner, as the case may be.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 4.08 Receivables.

(a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Trustee in accordance with the terms of Section 5.02 (or to the applicable First Lien Agent pursuant to the terms and conditions of the Intercreditor Agreement).

(b) On the date hereof, none of the obligors on any Receivables is a Governmental Authority, except as disclosed on Schedule 7.

(c) The amounts represented by such Grantor to the Holders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

Section 4.09 Intellectual Property.

(a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof which consists of Patents, patent applications and registered copyrights.

(b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 6 (and any implied warranties, resulting from product sales or services or implied licenses arising in the ordinary course of such Grantor’s business), on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a material adverse effect on the value of any Intellectual Property.

(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which could reasonably be expected to have a material adverse effect on the value of any Intellectual Property.

Section 4.10 Commercial Tort Claims.

(a) On the date hereof, except to the extent listed in Schedule 3, no Grantor has rights in any Commercial Tort Claim with an asserted value in excess of $1,000,000.

(b) Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.10 against such Grantor, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Trustee, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from such Grantor, which security interest shall be prior to all other Liens on such Collateral except for liens permitted by the Indenture which have priority over the Liens on such Collateral.

Section 4.11 Benefit to the Grantors. The Company is a member of an affiliated group of companies that includes such Grantor, and the Company and the other Grantors are engaged in related businesses. Such Grantor may reasonably be expected to benefit, directly or indirectly, from the Transactions; and such Grantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Grantor.

ARTICLE V

Covenants

Each Grantor covenants and agrees with the Trustee and the Holders that, from and after the date of this Agreement until the Obligations shall have been indefeasibly paid in full in cash:

Section 5.01 [Reserved].

Section 5.02 Delivery of Instruments, Certificated Securities and Chattel Paper. Subject to the Intercreditor Agreement, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement. Notwithstanding the foregoing, the Company shall not be required to deliver such Instrument, Certificated Security or Chattel Paper to the Trustee as set forth in the immediately preceding sentence if the value of an Instrument, Certificated Security or Chattel Paper is less than $50,000 or if the aggregate value of all such Instruments, Certificated Securities and Chattel Paper is less than $200,000.

Section 5.03 Maintenance of Insurance. Each Grantor agrees to maintain insurance on the Collateral as set forth in Section 4.05 of the Indenture.

Section 5.04 Payment of Obligations. Each Grantor agrees to comply with the provisions of Section 4.04 of the Indenture with respect to its payment obligations in the same manner as the Company is required thereunder.

Section 5.05 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Note Documents to dispose of the Collateral.

(b) [Reserved.]

(c) Subject to the Intercreditor Agreement, at any time and from time to time, upon the written request of the Trustee, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as reasonably requested by the Trustee to obtain or preserve the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) delivering certificated securities, (ii) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (iii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto (provided that, any instruments and documents delivered to, and any actions taken at the request of, the First Lien Agent and sufficient to satisfy such Grantor’s obligations pursuant to the First Lien Documents shall be deemed sufficient for purposes of this Section 5.05(c)).

Section 5.06 [Reserved.]

Section 5.07 Investment Property.

(a) Subject to the Intercreditor Agreement, if such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Grantor, and deliver the same forthwith to the Trustee in the exact form received, duly indorsed by such Grantor to the Trustee, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Trustee so requests, signature guaranteed, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Trustee, such Grantor will not (i) unless otherwise expressly permitted hereby or under the other Note Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and security interests permitted pursuant to Section 4.08 of the Indenture; or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Trustee to sell, assign or transfer any of the Investment Property or Proceeds thereof except as expressly permitted pursuant to Section 4.09 of the Indenture.

(c) In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Trustee promptly in writing of the occurrence of any of the events described in Section 5.07(a) with respect to the Investment Property issued by it and (iii) the terms of Section 6.03(c) and Section 6.07 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) or Section 6.07 with respect to the Investment Property issued by it. In the case of any Issuer that is not a Grantor hereunder, such Grantor shall promptly cause such Issuer to execute and deliver to the Trustee an Acknowledgment and Consent.

(d) Subject to the Intercreditor Agreement, in the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Trustee or its nominee and to the substitution of the Trustee or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. Subject to the Intercreditor Agreement, in the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Trustee or its nominee and to the substitution of the Trustee or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.

(e) Without the prior written consent of the Trustee, such Grantor shall not agree to any amendment of a Partnership Agreement or an LLC Agreement that (i) in any way adversely affects the perfection of the security interest of the Trustee in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder or (ii) causes any Partnership Agreement or LLC Agreement to include an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8.103 of the UCC.

(f) Subject to the Intercreditor Agreement, with respect to Equity Interests in certificated form, such Grantor shall furnish to the Trustee such stock or equity powers and other instruments as may be required by the Trustee to assure the transferability of the Investment Property when and as often as may be reasonably requested by the Trustee.

(g) The Pledged Securities set forth on Schedule 2 will at all times constitute not less than 100% of the Equity Interests of each Issuer which is a Domestic Subsidiary and not more than 66% of the Equity Interests of each Issuer which is a Foreign Subsidiary thereof, in each case, owned by such Grantor. Such Grantor will not permit any Issuer of any of the Pledged Securities set forth on Schedule 2 to issue any new shares of any class of Equity Interests of such Issuer to any party other than such Grantor (unless such issuance is made on a pro rata basis to such Grantor) without written notice to the Trustee.

Section 5.08 Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

Section 5.09 Intellectual Property.

(a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, in each case if such Grantor deems that such use is appropriate under the circumstances, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required of such Grantor by applicable law, rule, or regulation, (iv) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Trustee, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any material Patent may, after giving immediately effect to such act or omission, become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright, if such Grantor deems that such employment is appropriate under the circumstances, and (ii) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or omit to do any act whereby any material portion of the Copyrights may, after giving immediate effect to such act or omission, become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) knowingly, do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not knowingly use any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor or the Company will notify the Trustee as soon as reasonably practicable after it knows, or a Responsible Officer has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Trustee. Upon request of the Trustee, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as reasonably requested by the Trustee to evidence the Trustee’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby (provided that, any agreements, instruments, documents and papers delivered to the First Lien Agent and sufficient to satisfy such Grantor’s obligations pursuant to the First Lien Documents shall be deemed sufficient for purposes of this Section 5.09(f)).

(g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

Section 5.10 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with an asserted value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Trustee that grants a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

ARTICLE VI

Remedial Provisions

Section 6.01 Certain Matters Relating to Receivables. At any time after the occurrence and the continuation of an Event of Default:

(a) [Reserved.]

(b) Subject to the Intercreditor Agreement, the Trustee hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Trustee’s direction and control, and the Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Trustee at any time after the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Holders only as provided in Section 6.05, and (ii) until so turned over, shall be held by such Grantor in trust for the Trustee and the Holders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Trustee’s request, each Grantor shall deliver to the Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.02 Communications with Obligors; Grantors Remain Liable.

(a) Subject to the terms of the Intercreditor Agreement, the Trustee at any time after the occurrence and during the continuance of an Event of Default in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Trustee’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Trustee at any time after the occurrence and during the continuance of an Event of Default and subject to the Intercreditor Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Trustee for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Trustee nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Trustee or any Holder of any payment relating thereto, nor shall the Trustee or any Holder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.03 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Trustee shall have given notice to the relevant Grantor of the Trustee’s intent to exercise its corresponding rights pursuant to Section 6.03(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Trustee’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Note Document.

(b) Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Trustee shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, during the pendancy of such Event of Default, (i) the Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Trustee may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter and during the pendancy of such Event of Default exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Trustee of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Trustee in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Trustee.

Section 6.04 Proceeds to be Turned Over to Trustee. In addition to the rights of the Trustee and the Secured Parties specified in Section 6.01 with respect to payments of Receivables, subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Trustee and the Holders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Trustee, if required). All such Proceeds received by the Trustee hereunder shall be held by the Trustee in a Collateral Account maintained under its sole dominion and control. All such Proceeds while held by the Trustee in a Collateral Account (or by such Grantor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

Section 6.05 Application of Proceeds. If an Event of Default shall have occurred and be continuing and subject to the Intercreditor Agreement, the Trustee may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in accordance with Section 4.01 of the Indenture.

Section 6.06 Code and Other Remedies.

(a) Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Note Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Trustee’s request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Trustee either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which any Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and each Grantor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Trustee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.06, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Indenture, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9.615(a)(3) of the UCC, need the Trustee account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Trustee or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Trustee or such Secured Party or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) In the event that the Trustee elects not to sell the Collateral, the Trustee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute a commercially reasonable method of disposition. Without limitation of the foregoing, any disposition involving three (3) or more bidders that are “accredited investors” (within the meaning of the Securities Act) shall constitute disposition in a commercially reasonable manner.

(c) The Trustee may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.07 Registration Rights.

(a) Subject to the Intercreditor Agreement, if the Trustee shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to Section 6.06, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Trustee, necessary or advisable to register the Pledged Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Securities, or that portion thereof to be sold and (iii) use its commercially reasonable efforts to cause the Issuer to make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable to enable it to realize upon such Collateral, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use its commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, or may determine that a public sale is impracticable or not commercially reasonable, and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.07 valid and binding and in compliance with any and all other applicable laws, rules and regulations. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.07 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.07 shall be specifically enforceable against such Grantor, and, to the maximum extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

Section 6.08 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Secured Party to collect such deficiency.

Section 6.09 Non-Judicial Enforcement. The Trustee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Trustee to enforce its rights by judicial process.

ARTICLE VII

The Trustee

Section 7.01 Trustee’s Appointment as Attorney-in-Fact, Etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following in each case subject to the Intercreditor Agreement:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Trustee may request to evidence the Trustee’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Note Document and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.06 or Section 6.07, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) in the name of such Grantor, or in its own name, or otherwise, commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Trustee may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at the rate specified in the Indenture, but in no event to exceed the highest lawful rate, from the date of payment by the Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02 Duty of Trustee. The Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar Property for its own account, and the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Trustee, any Secured Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Secured Parties hereunder are solely to protect the Trustee’s and the Secured Parties’ interests in the

Collateral and shall not impose any duty upon the Trustee or any Secured Party to exercise any such powers. The Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Trustee shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Trustee or any Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Trustee or any Secured Party now has or may hereafter have against any Grantor or other Person.

Section 7.03 Execution of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Trustee determines appropriate to perfect the security interests of the Trustee under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor authorizes the Trustee to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Trustee of any financing statement with respect to the Collateral made prior to the date hereof.

Section 7.04 Authority of Trustee. Each Grantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Grantors, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII

Subordination of Indebtedness

Section 8.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Company or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 8.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Trustee on behalf of the Trustee and the Secured Parties shall have the right to prove their claim in any such proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Trustee for the benefit of the Trustee and the Secured Parties for application against the Obligations as provided under Section 8.01 of the Indenture. Should the Trustee or Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon payment in full in cash of the Obligations, the intended recipient shall become subrogated to the rights of the Trustee and the Secured Parties to the extent that such payments to the Trustee and the Secured Parties on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Trustee and the Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 8.03 Payments Held in Trust. In the event that, notwithstanding Section 8.01 and Section 8.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Trustee and the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Trustee, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Trustee.

Section 8.04 Liens Subordinate. Each Grantor agrees that, until the Obligations are paid in full in cash, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Trustee or any Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Trustee, no Grantor, during the period in which any of the Obligations are outstanding, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 8.05 Notation of Records. Upon the request of the Trustee, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.04), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Secured Party, and no course of dealing with respect to, any right, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such right, power or privilege, shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law or equity.

Section 9.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 11.03 of the Indenture; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 9.03 [Reserved.]

Section 9.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article IX of the Indenture.

Section 9.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Grantors and their successors and assigns and shall inure to the benefit of the Trustee and the Secured Parties and their respective successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement, and any such purported assignment, transfer or delegation shall be null and voice.

Section 9.06 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document to which it is a party shall be considered to have been relied upon by the Trustee and the Holders and shall survive the execution and delivery of this Agreement and the issuing of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Trustee or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under the Indenture is outstanding. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes or the termination of this Agreement, the Indenture, any other Note Document or any provision hereof or thereof.

(b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Trustee’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Note Document shall continue in full force and effect. In such event, each Note Document shall be automatically reinstated and the Company shall take such action as may be reasonably requested by the Trustee and the Secured Parties to effect such reinstatement.

Section 9.07 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Note Documents and any separate letter agreements with respect to fees payable to the Trustee constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) This Agreement shall become effective when it shall have been executed by the Trustee and when the Trustee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Holders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. Any provision of this Agreement or any other Note Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 [Reserved.]

Section 9.10 Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY TO THIS AGREEMENT AND, BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE INDENTURE OR THE OTHER NOTE DOCUMENTS.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b) neither the Trustee nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Trustee and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

(d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Note Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Note Documents; that it has in fact read this Agreement, the Security Instruments and the other Note Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.13 Additional Grantors and Additional Pledged Securities. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Article XII of the Indenture shall become a party hereto as a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as a Grantor party hereto on the date hereof. Each Grantor that is required to pledge additional Equity Interests pursuant to the Indenture shall execute and deliver a Supplement.

Section 9.14 Releases.

(a) Release Upon Payment in Full. The grant of the security interest hereunder, all other grants of interests, set off and other Liens hereunder, the security interest granted hereunder, all other interest, set offs and other Liens granted hereunder, and all Lien rights, powers and interests and guarantee benefits with respect thereto shall automatically terminate and be null and void immediately upon the date that the Obligations (other than Obligations in respect of Indebtedness consisting of payment obligations that are provided under any Note Document as surviving the termination of such Note Document or other transaction contemplated thereby, or words of similar import) shall have been indefeasibly paid in full in cash, and the Trustee, at the written request and expense of the Company, will promptly take all steps and actions requested by the Company to evidence and more fully effect the foregoing termination, including the release, reassignment and transfer, without recourse or warranty, of the property theretofore constituting the Collateral to the Grantors and the declaration of all such guarantees and this Agreement to be of no further force or effect.

(b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture and the Intercreditor Agreement, then immediately upon the occurrence of any such disposition, all Liens and other rights with respect thereto, shall automatically terminate and be null and void, and the Trustee, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents deemed reasonably necessary or desirable by the Company to evidence the release of the Liens created hereby on such Collateral. If all the Equity Interests of a Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then immediately upon the occurrence of such disposition, such Guarantor automatically shall be released from its obligations hereunder, and the Liens and other rights created hereunder in all property of such Guarantor shall automatically terminate and be null and void; and at the request and sole expense of the Company, the Trustee shall promptly execute and deliver to or at the request of the Company all releases and other documents reasonable necessary or desirable to release such obligations, Liens and other rights; provided that the Company shall have delivered to the Trustee, at least fifteen days prior to the date of the requested releases and documents, a written request of an Officer for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Note Documents.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9.620 of the UCC, no action taken or omission to act by the Trustee or the Secured

Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Trustee and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).

Section 9.15 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Trustee and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Trustee.

Section 9.16 Intercreditor Agreement.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to Trustee, in its capacity as trustee hereunder, for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by Trustee, in its capacity as trustee hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the provisions of the Intercreditor Agreement dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Royal Bank of Canada, in its capacity as the First Lien RBL Agent, Trustee, in its capacity as the Second Lien Agent (as defined therein), each Permitted Additional First Lien Representative (as defined therein), each Permitted Third Lien Representative (as defined therein), the Company, and the Subsidiaries of the Company named therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

(b) Without limiting the generality of the foregoing clause (a) and subject to the provisions of the Intercreditor Agreement, with respect to the Collateral, any obligation of any Grantor hereunder or under any other Note Document with respect to the delivery or control of any Collateral, the provisions of voting rights, the turning over of proceeds to the Trustee or the obtaining of any consent of any Person, in each case in connection with any Collateral shall, until the Discharge of First Lien Priority Obligations, be deemed to be satisfied if such Grantor complies with the requirements of the similar provision of the applicable First Lien Collateral Document, including, for avoidance of doubt, by delivering any possessory Collateral or granting control over any Collateral to the applicable First Lien Agent. Notwithstanding anything in this Agreement to the contrary, for purposes of any representation in this Agreement, delivery of Collateral to, or the granting of control over Collateral to, the applicable First Lien Agent shall be deemed to include delivery of Collateral to, or the granting of control over Collateral to, the Trustee.

Notwithstanding anything herein to the contrary, any request, decision or determination made, or documents or other items deemed satisfactory, desirable, necessary, appropriate or advisable, by any First Lien Agent with respect to the equivalent section under the First Lien Collateral Documents (as defined in the Intercreditor Agreement), shall be deemed to have been made, or deemed satisfactory, desirable, necessary, appropriate or advisable by the Trustee.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

COMPANY:	REX ENERGY CORPORATION

	By:	/s/ F. Scott Hodges
F. Scott Hodges
Senior Vice President

GRANTORS:	REX ENERGY OPERATING CORP. REX ENERGY I, LLC PENNTEX RESOURCES ILLINOIS, INC. REX ENERGY IV, LLC R.E. GAS DEVELOPMENT, LLC

	By:	/s/ F. Scott Hodges
F. Scott Hodges
Senior Vice President

Signature Page to Collateral Agreement

Acknowledged and Agreed to as

of the date hereof by:

TRUSTEE:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

	By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Vice President

Signature Page to Collateral Agreement

SCHEDULE 1

NOTICE ADDRESSES OF GRANTORS

Grantor	Notice Address

Rex Energy Corporation

Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Rex Energy I, LLC

Rex Energy I, LLC

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Rex Energy Operating Corp.

Rex Energy Operating Corp.

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Rex Energy IV, LLC

Rex Energy IV, LLC

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

PennTex Resources Illinois, Inc.	PennTex Resources Illinois, Inc. c/o Rex Energy Corporation 366 Walker Drive State College, PA 16801 Attn: Thomas Rajan, Chief Financial Officer

Schedule 1

trajan@rexenergycorp.com Copy: Jennifer L. McDonough, Vice President, General Counsel and Secretary jmcdonough@rexenergycorp.com Fax: 814.278.7286

R.E. Gas Development, LLC

PennTex Resources, L.P.

c/o Rex Energy Corporation

366 Walker Drive

State College, PA 16801

Attn: Thomas Rajan, Chief Financial Officer

trajan@rexenergycorp.com

Copy: Jennifer L. McDonough, Vice President, General Counsel and Secretary

jmcdonough@rexenergycorp.com

Fax: 814.278.7286

Schedule 1

SCHEDULE 2

INVESTMENT PROPERTY

Description of Pledged Securities

Owner/Grantor	Issuer	Percentage Owned	Percentage Pledged	Class of Stock or other Equity Interest	No. of Shares	Certificate No.

Rex Energy Corporation	Rex Energy I, LLC	100%	100%	Membership Interest	Not Applicable	Not Applicable

Rex Energy Corporation	Rex Energy Operating Corp.	100%	100%	Common Stock	100	3

Rex Energy Corporation	PennTex Resources Illinois, Inc.	100%	100%	Common Stock	1,000	7

Rex Energy Corporation	Rex Energy IV, LLC	100%	100%	Membership Interest	Not Applicable	Not Applicable

Rex Energy I, LLC	Rex Energy Marketing, LLC	100%	100%	Membership Interest	Not Applicable	Not Applicable

Rex Energy Corporation	R.E. Gas Development, LLC	100%	100%	Limited Liability Company	Not Applicable	Not Applicable

Rex Energy Corporation	R.E. Ventures Holdings, LLC (f/k/a Butler Gas Processing LLC)	100%	100%	Membership Interest	Not Applicable	Not Applicable

R.E. Gas Development, LLC	R.E. Disposal, LLC	100%	100%	Membership Interest	Not Applicable	Not Applicable

Schedule 2

SCHEDULE 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

1.	Filing of UCC-1 Financing Statements with respect to the Collateral with the Secretary of State of the State of Delaware.

Patent and Trademark Filings

1.	Filing of the Collateral Assignment of Trademarks with respect to the trademarks of Rex Energy Operating Corp. with the United States Patent and Trademark Office.

Actions with respect to Pledged Securities

1.	Delivery to the Trustee or a Person designated by the Trustee of all Pledged Securities consisting of certificated securities, in each case properly endorsed for transfer or in blank.

Description of Commercial Tort Claims With An Asserted Value in Excess of $1,000,000

None.

Schedule 3

SCHEDULE 4

JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Company:

Legal Name/Address	Trade Names Used in Past 5 Years	Current Jurisdiction of Organization	Jurisdiction of Organizations in Past 5 Years	Organizational No.	Taxpayer Identification No.	Chief Executive Office or Sole Place of Business over the last 5 years
Rex Energy Corporation 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4313846	20-8814402	366 Walker Drive State College, PA 16801 476 Rolling Ridge Drive, Suite 300 State College, PA 16801

Grantors:

Legal Name/Address	Trade Names Used in Past 5 Years	Current Jurisdiction of Organization	Jurisdiction of Organizations in Past 5 Years	Organizational No.	Taxpayer Identification No.	Chief Executive Office or Sole Place of Business over the last 5 years
Rex Energy I, LLC 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4335969	20-8909799	366 Walker Drive State College, PA 16801 476 Rolling Ridge Drive, Suite 300 State College, PA 16801

Rex Energy Operating Corp. 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	3865470	20-2120390	366 Walker Drive State College, PA 16801 476 Rolling Ridge Drive, Suite 300 State College, PA 16801

Schedule 4

Legal Name/Address	Trade Names Used in Past 5 Years	Current Jurisdiction of Organization	Jurisdiction of Organizations in Past 5 Years	Organizational No.	Taxpayer Identification No.	Chief Executive Office or Sole Place of Business over the last 5 years
Rex Energy IV, LLC 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4219136	20-5549688	366 Walker Drive State College, PA 16801 476 Rolling Ridge Drive, Suite 300 State College, PA 16801 RR#1 Box 197 P.O. Box 318 Bridgeport, Illinois 62417

PennTex Resources Illinois, Inc. 366 Walker Drive State College, PA 16801	ERG Illinois, Inc.	Delaware	Not Applicable	3757111	20-0660609	366 Walker Drive State College, PA 16801 476 Rolling Ridge Drive, Suite 300 State College, PA 16801

R.E. Gas Development, LLC 366 Walker Drive State College, PA 16801	None	Delaware	Not Applicable	4456607	20-8814402	366 Walker Drive State College, PA 16801 476 Rolling Ridge Drive, Suite 300 State College, PA 16801

Schedule 4

SCHEDULE 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Grantor	Locations
Rex Energy Corporation	1. 366 Walker Drive, State College, PA 16801

Rex Energy I, LLC	1. 366 Walker Drive, State College, PA 16801 2. Route 1, Box 197, Bridgeport, Illinois 62417 3. 6555 Griffin Road, New Harmony, Indiana 47631

Rex Energy Operating Corp.	1. 366 Walker Drive, State College, PA 16801 2. Route 1, Box 197, Bridgeport, Illinois 62417 3. 6555 Griffin Road, New Harmony, Indiana 47631

Rex Energy IV, LLC	1. 366 Walker Drive, State College, PA 16801 2. Route 1, Box 197, Bridgeport, Illinois 62417

PennTex Resources Illinois, Inc.	1. 366 Walker Drive, State College, PA 16801 2. Route 1, Box 197, Bridgeport, Illinois 62417

R.E. Gas Development, LLC	1. 366 Walker Drive, State College, PA 16801 2. Magill Storage Yard, Prospect Road, Butler, PA 16001

Schedule 5

Schedule 6

INTELLECTUAL PROPERTY

Copyrights and Copyright Licenses

None.

Patents and Patent Licenses

None.

Trademarks and Trademark Licenses

Grantor	Trademark Name	Reg. No.	Date Registered

Rex Energy Operating Corp.	Rex Energy Trademark	3,132,973	August 22, 2006

Rex Energy Operating Corp.	Rex Energy and Lion Design Trademark	3,132,974	August 22, 2006

Schedule 6

Schedule 7

RECEIVABLES WITH GOVERNMENTAL AUTHORITY AS OBLIGOR

None.

Schedule 7

Annex I

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of March 31, 2016 (the “Collateral Agreement”), made by the Grantors parties thereto for the benefit of Wilmington Savings Fund Society, FSB, as Trustee. The undersigned agrees for the benefit of the Trustee and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Collateral Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in Section 5.07(a) of the Collateral Agreement.

3. The terms of Section 6.03(c) and Section 6.07 of the Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.03(c) and Section 6.07 of the Collateral Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Annex I - 1

Annex II

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [            ], 201[    ], made by [            ], a [            ] (the “Additional Grantor”), in favor of Wilmington Savings Fund Society, FSB, as Trustee (in such capacity, the “Trustee”) for the Holders party to the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Company”) and the other Grantors have entered into that certain Indenture, dated as of March 31, 2016 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Company, the guarantors party thereto, and the Trustee, on behalf of the holders (the “Holders”) of the Notes (as defined below) providing for the issuance of up to $633,657,047 in the aggregate principal amount of the Company’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (the “Notes”);

WHEREAS, in connection with the Indenture, the Company and certain of its affiliates (other than the Additional Grantor) have entered into that certain Collateral Agreement, dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Trustee for the ratable benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.13 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that, with respect to itself and as applicable, each of the representations and warranties contained in Article IV of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Annex II - 1

3. Miscellaneous. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex II - 2

Annex III

Supplement

SUPPLEMENT, dated as of [            ], 201[    ], made by [                    ], a [                    ] (the “Grantor”), in favor of [                    ], as trustee (in such capacity, the “Trustee”) for the Holders party to the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Rex Energy Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Company”) and the other Grantors have entered into that certain Indenture, dated as of March 31, 2016 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Company, the guarantors party thereto, and the Trustee, on behalf of the holders (the “Holders”) of the Notes (as defined below) providing for the issuance of up to $633,657,047 in the aggregate principal amount of the Company’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (the “Notes”);

WHEREAS, in connection with the Indenture, the Company and certain of its Affiliates (including the Grantor) have entered into that certain Collateral Agreement, dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Trustee for the ratable benefit of the Secured Parties;

WHEREAS, the Indenture requires the Grantor to pledge the Equity Interests described in Schedule 2-S hereto; and

WHEREAS, the Grantor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Supplement, the information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Collateral Agreement. The Grantor hereby represents and warrants that, with respect to itself and as applicable, each of the representations and warranties contained in Article IV of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

3. Miscellaneous. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such

Annex III - 1

jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:

Annex III - 2